UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 6, 2012
Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 6, 2012, we entered into a Consent and Amendment No. 1 to our Revolving Credit and Security Agreement dated as of September 16, 2011 with PNC Bank, National Association, as agent and lender.

Under the consent and amendment, PNC Bank consented to our repurchasing a portion of our 8.50% Convertible Senior Notes due 2026 in connection with a tender offer by us, to be funded from the proceeds of a rights offering by us to holders of our 3.25% Convertible Subordinated Notes due 2026.

Under the consent and amendment, PNC Bank also agreed to amend the credit agreement to permit us to issue up to $90,000,000 in principal amount of 8.50% Senior Secured Second Lien Notes due 2017 in connection with the rights offering and in an exchange offer for our 3.25% Convertible Subordinated Notes, and we agreed to provide mortgages on certain of our real property in Minnesota and Wisconsin as additional security for any borrowings under the credit agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: February 10, 2012	/s/ David P. Radloff David P. Radloff Vice President and Chief Financial Officer